UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2019

The Boston Beer Company, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	001-14092	04-3284048
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Design Center Place, Suite 850, Boston, MA		02210
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (617) 368-5000

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4c under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

For its fiscal year ended December 29, 2018 (“Fiscal Year 2018”), the Company’s “Named Executive Officers” or “NEOs” were President and Chief Executive Officer David A. Burwick, Treasurer and Chief Financial Officer Frank H. Smalla, and the next three most-highly compensated Executive Officers, namely, Chairman and Founder C. James Koch, Chief Sales Officer John C. Geist, and Senior Vice President of Supply Chain Quincy B. Troupe. Additionally, former President and Chief Executive Officer Martin F. Roper, who served in that role until April 2, 2018, and former Chief Marketing Officer Jonathan N. Potter, who served in that role until July 31, 2018, both qualify as NEOs for Fiscal Year 2018.

Named Executive Officer Bonuses and Salaries

On February 12, 2019, the Compensation Committee of the Board of Directors approved bonuses for each of the Company’s NEOs for Fiscal Year 2018. The bonuses were based entirely on the Company’s performance against certain company-wide goals (the “2018 Company Goals”), in accordance with a scale (the “2018 Bonus Scale”) established by the Compensation Committee in December 2017, as reported in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 21, 2017.

The 2018 Company Goals consisted of achieving: (1) certain depletions targets over 2017, which were weighted as 60% of the goals; (2) certain Earnings Before Interest & Tax (“EBIT”) targets, which were weighted as 20% of the goals; and (3) the generation of certain resource efficiency targets, which were weighted as 20% of the goals. The 2018 Bonus Scale set a payout of between 0% and 250% of the targeted bonus as a percentage of base salary, based on the Company’s performance against the 2018 Company Goals.

Based on its assessment of the Company’s performance against the 2018 Company Goals and applying the 2018 Bonus Scale, the Compensation Committee approved 2018 bonuses for our Executive Officers, including the following bonuses for our currently-serving Named Executive Officers, which are scheduled to be paid on or about March 6, 2019:

•	$1,515,000 for Mr. Burwick;
•	$626,044 for Mr. Smalla;
•	$833,638 for Mr. Koch;
•	$626,044 for Mr. Geist; and
•	$384,615 for Mr. Troupe.

The Committee also approved 2019 base salaries for our Named Executive Officers of:

•	$772,500 for Mr. Burwick, a 3% increase from his 2018 base salary;
•	$535,600 for Mr. Smalla, a 3% increase from his 2018 base salary;
•	$427,450 for Mr. Koch, a 3% increase from his 2018 base salary;

•	$535,600 for Mr. Geist, a 3% increase from his 2018 base salary; and
•	$400,670 for Mr. Troupe, a 3% increase from his 2018 base salary.

The salary increases will be effective as of March 24, 2019, the same date that salary increases for other employees will take effect. In the event that the effective date is changed for other employees, the date will change in a corresponding manner for the Named Executive Officers.

2019 Bonus Opportunities

At its meeting on February 12, 2019, the Compensation Committee also approved: (1) company-wide goals for the Company’s 2019 fiscal year (the “2019 Company Goals”); (2) the 2019 bonus target for each Executive Officer, including each NEO, as a percentage of his or her base salary (“2019 Bonus Target ”); and (3) a bonus scale ranging from 0% to 250% (the “2019 Bonus Scale”) for determining bonus payouts as a percentage of each Executive Officer’s respective 2019 Bonus Target , based on the Committee’s determination of the Company’s ultimate achievement of the 2019 Company Goals.

The 2019 Company Goals consist of achieving: (1) certain depletions targets over 2018, which are weighted as 60% of the Goals; (2) certain EBIT targets, which are weighted as 20% of the Goals; and (3) the generation of certain resource efficiency targets, which are weighted as 20% of the Goals.

The 2019 Bonus Target for each NEO is as follows:

•	Mr. Burwick: 100% of base salary;
•	Mr. Smalla 60% of base salary;
•	Mr. Koch: 100% of base salary;
•	Mr. Geist: 60% of base salary; and
•	Mr. Troupe: 50% of base salary.

The foregoing percentages are unchanged from 2018.

The 2019 bonus of each NEO will ultimately be determined by the Compensation Committee before March 1, 2020, based on the following three-step process.

First, the Committee will determine the Company’s achievement of the 2019 Company Goals against the 2019 Bonus Scale (the “2019 Achievement”).

Second, the Committee will establish an aggregate bonus pool for the Company’s Executive Officers, including the NEOs, by applying the 2019 Achievement against each Officer’s 2019 Bonus Target.

Third, the Compensation Committee retains the discretion to adjust each Executive Officer’s final 2019 bonus payout from the baseline target bonus based on each Executive Officer’s individual performance factor, which will be driven by the Committee’s assessment of the individual’s overall job performance, key competencies, and the achievement of relevant objectives and key results in 2019. For example, the Committee may increase or decrease an Officer’s bonus payout by 10% from the baseline target bonus in the event that the Officer is deemed to have performed “successfully” in 2019. The Committee may increase an Officer’s bonus payout by 30% from the baseline target bonus in the event that the Officer is deemed to have performed “exceptionally” in 2019. The Committee also retains discretion to decrease an Officer’s bonus payout to $0 in the event that the Officer is deemed to have performed “unsatisfactorily” in 2019. Any such adjustments may not, in the aggregate, result in exceeding the overall bonus pool for Executive Officers.

Equity Compensation

At its meeting on February 12, 2019, the Compensation Committee approved, subject to ratification and approval by the full Board of Directors, the following stock option awards and restricted stock unit grants of shares of the Company’s Class A Common Stock, pursuant to the Company’s Restated Employee Equity Incentive Plan. The

grants were subsequently ratified and approved by the full Board of Directors at its February 13, 2019 meeting, and all will be effective on March 1, 2019.

Equity Grants to NEOs

The Compensation Committee approved grants of stock option awards to Mr. Burwick, Mr. Smalla, Mr. Geist, and Mr. Troupe. The Committee did not grant stock option awards to Mr. Koch. The stock option awards will have accounting values as follows, based on the closing price of the Company’s Class A Common Stock on February 28, 2019: $1,000,000 for Mr. Burwick; $260,000 for Mr. Smalla; $260,000 for Mr. Geist; and $194,500 for Mr. Troupe.

The extent to which the options may become exercisable will be dependent upon the Company achieving certain compounded annual growth rate targets based on net revenue growth in Fiscal Year 2020 over Fiscal Year 2018. The determination of the eligibility for vesting of these options will be made by the Compensation Committee before March 1, 2021. If the primary growth target is achieved, the options will vest as to 33% of the underlying shares on March 1, 2021, 33% on March 1, 2022, and 34% on March 1, 2023, contingent on continued employment on the applicable vesting dates and subject to accelerated vesting upon the occurrence of certain specified events. If the secondary growth target is achieved and the primary growth target is not achieved, the options will vest as to 16.5% of the underlying shares on March 1, 2021, 16.5% on March 1, 2022, and 17% on March 1, 2023, contingent on continued employment on the applicable vesting dates and subject to accelerated vesting upon the occurrence of certain specified events. The options will lapse to the extent that the growth targets are not met.

Additionally, the Compensation Committee approved grants of restricted stock units to Mr. Burwick, Mr. Smalla, Mr. Geist, and Mr. Troupe. The Committee did not grant restricted stock units to Mr. Koch. The restricted stock unit awards will have accounting values as follows, based on the closing price of the Company’s Class A Common Stock on February 28, 2019: $1,000,000 for Mr. Burwick; $260,000 for Mr. Smalla; $260,000 for Mr. Geist; and $194,500 for Mr. Troupe. These restricted stock units will vest 25% per year on March 1 in each of the years 2020 through 2023, contingent on continued employment on the respective vesting dates, and subject to accelerated vesting upon the occurrence of certain specified events.

Other Equity Grants

In addition to the equity awards to the NEOs outlined above, the Compensation Committee approved grants of stock option awards to two other Executive Officers, with an aggregate accounting value of $282,500, based on the closing price of the Company’s Class A Common Stock on February 28, 2019. The options will be subject to the same vesting criteria and schedule as the options granted to the NEOs and will also be effective on March 1, 2019.

The approved equity grants also include an aggregate of $3,481,500 in restricted stock units to four non-NEO Executive Officers and to other senior managers and key employees of the Company, all to be effective as of March 1, 2019. These restricted stock units will vest 25% per year on March 1 in each of the years 2020 through 2023, contingent on continued employment on the respective vesting dates, and subject to accelerated vesting upon the occurrence of certain specified events.

Approval of the Class B Stockholder

The above bonus opportunities and equity compensation grants were approved by the sole holder of the Company’s Class B Common Stock on February 13, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Boston Beer Company, Inc. (Registrant)

Date: February 15, 2018	/s/ David A. Burwick
David A. Burwick President & Chief Executive Officer